                                                                    EXHIBIT 99.3


NEWS                                                CONTACT: RICHARD T. MARABITO
r e l e a s e                                            CHIEF FINANCIAL OFFICER
                                                       TELEPHONE: (216) 292-3800
                                                             FAX: (216) 682-4065


                OLYMPIC STEEL REPORTS FIRST QUARTER 2003 RESULTS

         Cleveland, Ohio -- (May 8, 2003) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced financial results for the first quarter ended March 31, 2003.

         Net sales for the first quarter of 2003 increased 4.2% to $114.9 million from $110.2 million. Tons sold decreased 13% to 269 thousand from 309 thousand in the first quarter of 2002. Net loss was $479 thousand, or $.05 per share, compared to a net loss of $1.9 million, or $.20 per share for last year's first quarter. Operating income totaled $379 thousand, compared to $2.3 million for the prior year period. First quarter results in 2002 included losses from the Company's discontinued Tubing operation and the cumulative effect of a change in accounting principle for goodwill.

         "Customer demand for flat-rolled steel was unusually weak in the first quarter," stated Michael D. Siegal, Chairman and Chief Executive Officer. "Our results were also impacted by lower gross profits, due to the soft demand coupled with selling higher-priced steel purchased during tight supply conditions in 2002. In response to the challenging market environment, we quickly reduced our inventory by 9%, reduced employment by another 8%, implemented additional cost cutting measures, and refinanced our debt with a lower rate credit facility in the first quarter of 2003. Although business conditions are not expected to improve in the second quarter, we remain committed to aggressively managing our balance sheet, cash flows, and operating expenses," concluded Mr. Siegal.

         Founded in 1954, Olympic Steel is a North American steel service center that is experienced in the specialized processing and distribution of large volumes of flat-rolled carbon and stainless steel products. Headquartered in Cleveland, Ohio, the Company operates 12 distribution and processing facilities and participates in two joint ventures in Michigan. For further information about Olympic Steel, Inc., visit the Company's web site at http://www.olysteel.com.

         It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: general business, economic and political conditions; competitive factors such as the availability and pricing of steel and fluctuations in customer demand; layoffs or work stoppages by the Company's, suppliers', or customers' personnel; equipment installation delays or malfunctions; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION

                (in thousands, except per share data and ratios)

                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                     -------------------------------
                                                                         2003               2002
                                                                     -------------      ------------
SUMMARY RESULTS OF OPERATIONS:                                                  (unaudited)
------------------------------

Net sales                                                             $114,880           $ 110,239

Operating income                                                           379               2,270

Income (loss) from continuing operations before income taxes
   and cumulative effect of a change in accounting principle              (798)                735

Income (loss) from continuing operations before cumulative
   effect of a change in accounting principle                             (479)                452

Loss from discontinued operations, net of income taxes                      --                (250)

Cumulative effect of a change in accounting principle, net
   of income taxes                                                          --              (2,117)
                                                                      --------           ---------

Net loss                                                              $   (479)          $  (1,915)
                                                                      ========           =========

Basic and diluted net income (loss) per share:

   Income (loss) from continuing operations                           $  (0.05)          $    0.05

   Loss from discontinued operations                                        --               (0.03)

   Cumulative effect of a change in accounting principle                    --               (0.22)
                                                                      --------           ---------

Net loss per share                                                    $  (0.05)          $   (0.20)
                                                                      ========           =========

                                                                              AS OF MARCH 31,                DECEMBER 31,
                                                                     -------------------------------         ------------
                                                                         2003               2002                 2002
                                                                     -------------      ------------         ------------
SUMMARY BALANCE SHEET DATA:                                                     (unaudited)
---------------------------

Accounts receivable, net                                              $  59,167          $ 55,825               $ 48,877

Inventories                                                              92,435            70,604                101,837

Net property and equipment                                               95,331           109,319                 97,323

Total assets                                                            258,982           245,153                262,911

Current liabilities                                                      35,666            37,954                 43,962

Total debt                                                              109,080            93,332                106,793

Shareholders' equity                                                    115,024           119,331                115,495

Shareholders' equity per share                                            11.93             12.39                  11.98

Debt-to-equity ratio                                                   .95 to 1          .78 to 1               .92 to 1


                                                                            THREE MONTHS ENDED
                                                                                 MARCH 31,
                                                                     -------------------------------
                                                                         2003               2002
                                                                     -------------      ------------
OTHER DATA:                                                                     (unaudited)
-----------

Capital expenditures                                                         95               449

EBITDA (a)                                                                2,466             4,408

(a) Defined as operating income plus depreciation.

CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE 2003 PRESENTATION.

                     IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS
                         FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES OR EARNINGS ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS

                (in thousands, except per share and tonnage data)

                                                                                     Three Months Ended March 31,
                                                                               ------------------------------------------
                                                                                       2003                   2002
                                                                               -------------------    -------------------
                                                                                              (unaudited)
Tons sold
   Direct                                                                         229,501                268,725
   Toll                                                                            39,434                 40,367
                                                                               -----------            -----------

                                                                                  268,935                309,092
   % change                                                                        (13.0%)                 10.1%

Net sales                                                                       $ 114,880              $ 110,239
   % change                                                                          4.2%                  (2.9%)

Cost of materials sold                                                             90,987                 82,094
                                                                               -----------            -----------

   Gross profit                                                                    23,893   20.8%         28,145   25.5%

Operating expenses

   Warehouse and processing                                                         7,988    7.0%          8,929    8.1%
   Administrative and general                                                       5,808    5.1%          6,188    5.6%
   Distribution                                                                     3,764    3.3%          4,288    3.9%
   Selling                                                                          2,754    2.4%          3,293    3.0%
   Occupancy                                                                        1,113    1.0%          1,039    0.9%
   Depreciation                                                                     2,087    1.8%          2,138    1.9%
                                                                               -----------            -----------

      Total operating expenses                                                     23,514   20.5%         25,875   23.5%
                                                                               -----------            -----------

   Operating income                                                                   379    0.3%          2,270    2.1%

Income (loss) from joint ventures                                                     (29)                   192
                                                                               -----------            -----------

   Income before financing costs and income taxes                                     350                  2,462

Interest and other expense on debt                                                  1,148    1.0%          1,727    1.6%
                                                                               -----------            -----------

   Income (loss) from continuing operations before income taxes and
      cumulative effect of a change in accounting principle                          (798)  (0.7%)           735    0.7%

Income tax benefit (provision)                                                        319   40.0%           (283)  38.5%
                                                                               -----------            -----------

   Income (loss) from continuing operations before cumulative effect
      of a change in accounting principle                                            (479)                   452

Discontinued operations:
   Loss from discontinued tube operation, net of income tax benefit
      of $156 in 2002                                                                  --                   (250)
                                                                               -----------            -----------

Income (loss) before cumulative effect of a change in accounting principle           (479)                   202

   Cumulative effect of a change in accounting principle, net of income
      tax benefit of $1,298 in 2002                                                    --                 (2,117)
                                                                               -----------            -----------

Net loss                                                                        $    (479)             $  (1,915)
                                                                               ===========            ===========

Basic and diluted net income (loss) per share:

   Income (loss) from continuing operations                                     $   (0.05)                $ 0.05

   Loss from discontinued operations                                                   --                  (0.03)

   Cumulative effect of a change in accounting principle                               --                  (0.22)
                                                                               -----------            -----------

Net loss per share                                                              $   (0.05)             $   (0.20)
                                                                               ===========            ===========

Weighted average shares outstanding                                                 9,644                  9,631

CERTAIN 2002 AMOUNTS HAVE BEEN RECLASSIFIED TO CONFORM TO THE 2003 PRESENTATION.

                    IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS
                         FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES OR EARNINGS ESTIMATES.

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